Limited Liability Company Agreement

                                       of

                                Phone 1 Smart LLC

                                     between

                                  Phone 1, Inc.

                                       and

                             MTG Interconnection LC

                                November 16, 2001

                                TABLE OF CONTENTS

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
Article I DEFINED TERMS...........................................................................................1

         1.1        "Act".........................................................................................2
                     ---
         1.2        "Actions".....................................................................................2
                     -------
         1.3        "Affiliate"...................................................................................2
                     ---------
         1.4        "Agreement"...................................................................................2
                     ---------
         1.5        "Available Cash"..............................................................................2
                     --------------
         1.6        "Book Value"..................................................................................2
                     ----------
         1.7        "Business Days"...............................................................................2
                     -------------
         1.8        "Capital Account".............................................................................2
                     ---------------
         1.9        "Capital Contributions".......................................................................2
                     ---------------------
         1.10       "Certificate of Formation"....................................................................2
                     ------------------------
         1.11       "Code"........................................................................................3
                     ----
         1.12       "Company".....................................................................................3
                     -------
         1.13       "Company Documents"...........................................................................3
                     -----------------
         1.14       "Company's Acceptance"........................................................................3
                     --------------------
         1.15       "Confidential Information"....................................................................3
                     ------------------------
         1.16       "CPR".........................................................................................3
                     ---
         1.17       "Customer Confidences"........................................................................3
                     --------------------
         1.18       "Developments"................................................................................3
                     ------------
         1.19       "Dispute".....................................................................................3
                     -------
         1.20       "First Offer Price"...........................................................................3
                     -----------------
         1.21       "Fiscal Year".................................................................................3
                     -----------
         1.22       "Indemnified Costs"...........................................................................4
                     -----------------
         1.23       "Indemnified Party"...........................................................................4
                     -----------------
         1.24       "Individual Member"...........................................................................4
                     -----------------
         1.25       "Insolvency Event"............................................................................4
                     ----------------
         1.26       "Lien"........................................................................................4
                     ----
         1.27       "Lien Member".................................................................................4
                     -----------
         1.28       "Loans".......................................................................................4
                     -----
         1.29       "Majority"....................................................................................4
                     --------
         1.30       "Mediation Request"...........................................................................4
                     -----------------
         1.31       "Member"......................................................................................4
                     ------
         1.32       "Net Losses"..................................................................................4
                     ----------
         1.33       "Net Profits".................................................................................5
                     -----------
         1.34       "No Lien Member"..............................................................................5
                     --------------
         1.35       "Notice"......................................................................................5
                     ------
         1.36       "Notice of Offer".............................................................................5
                     ---------------
         1.37       "Offered Interest"............................................................................5
                     ----------------
         1.38       "Offered Member"..............................................................................5
                     --------------
         1.39       "Offering Member".............................................................................5
                     ---------------
         1.40       "Offer Price".................................................................................5
                     -----------
         1.41       "Other Member"................................................................................5
                     ------------
         1.42       "Other Member's Acceptance"...................................................................5
                     -------------------------
                                                               i

         1.43       "Others"......................................................................................5
                     ------
         1.44       "Other's Acceptance"..........................................................................5
                     ------------------
         1.45       "Ownership Interests".........................................................................5
                     -------------------
         1.46       "Percentage Offered"..........................................................................5
                     ------------------
         1.47       "Percentage Ownership Interest"...............................................................6
                     -----------------------------
         1.48       "Person"......................................................................................6
                     ------
         1.49       "Proposed Seller".............................................................................6
                     ---------------
         1.50       "Reduced Price"...............................................................................6
                     -------------
         1.51       "Regulations".................................................................................6
                     -----------
         1.52       "Relief Member"...............................................................................6
                     -------------
         1.53       "Securities Act"..............................................................................6
                     --------------
         1.54       "Service".....................................................................................6
                     -------
         1.55       "Tag-Along Member"............................................................................6
                     ----------------
         1.56       "Third Party Transferee"......................................................................6
                     ----------------------
         1.57       "Transfer"....................................................................................6
                     --------
         1.58       "Total Percentage"............................................................................7
                     ----------------

Article II ORGANIZATION...........................................................................................7

         2.1        Formation.....................................................................................7
                    ---------
         2.2        Name..........................................................................................7
                    ----
         2.3        Purpose and Scope.............................................................................7
                    -----------------
         2.4        Registered Office; Registered Agent; Principal Office in the United States; Other
                    ----------------------------------------------------------------------------------
                    Offices.......................................................................................7
                    -------
         2.5        Term..........................................................................................8
                    ----
         2.6        No State Law Partnership......................................................................8
                    ------------------------
         2.7        Initial Members...............................................................................8
                    ---------------
         2.8        Representations and Warranties................................................................8
                    ------------------------------
         2.9        Additional Representations, Warranties and Covenants of MTG...................................9
                    -----------------------------------------------------------
         2.10       Liability to Third Parties...................................................................11
                    --------------------------
         2.11       No Individual Authority......................................................................11
                    -----------------------

Article III CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; LOANS.......................................................11

         3.1        Capital Contributions........................................................................11
                    ---------------------
         3.2        No Other Mandatory Capital Contributions.....................................................12
                    ----------------------------------------
         3.3        Capital Accounts.............................................................................13
                    ----------------
         3.4        No Interest on Capital Contributions.........................................................13
                    ------------------------------------
         3.5        Return of Capital Contributions..............................................................13
                    -------------------------------
         3.6        Loans........................................................................................13
                    -----
         3.7        Return of Loans..............................................................................13
                    ---------------

Article IV MANAGEMENT............................................................................................14

         4.1        Authority of Managing Member.................................................................14
                    ----------------------------
         4.2        Delegation of Authority and Duties...........................................................14
                    ----------------------------------
         4.3        Approval or Ratification of Acts or Contracts by Members.....................................15
                    --------------------------------------------------------
         4.4        Meetings; Action by the Members..............................................................15
                    -------------------------------
         4.5        Indemnification..............................................................................17
                    ---------------

         4.6        Liability of the Managing Member and the Members.............................................18
                    ------------------------------------------------
         4.7        Other Activities.............................................................................19
                    ----------------

Article V Business Opportunities.................................................................................19

         5.1        Confidentiality..............................................................................19
                    ---------------
         5.2        Assignment of Rights.........................................................................20
                    --------------------

Article VI ALLOCATIONS; DISTRIBUTIONS; AND OWNERSHIP INTERESTS...................................................22

         6.1        Distributions. Available Cash................................................................22
                    -------------  --------------
         6.2        Allocation of Net Profits and Net Losses.....................................................22
                    ----------------------------------------
         6.3        Allocation of Income and Loss and Distributions in Respect of Percentage Ownership
                    -----------------------------------------------------------------------------------
                    Interests Transferred........................................................................23
                    ---------------------
         6.4        Tax Distributions............................................................................24
                    -----------------

Article VII TRANSFERS OF OWNERSHIP INTERESTS IN THE COMPANY;.....................................................25

         7.1        Restrictions on Transfer.....................................................................25
                    ------------------------
         7.2        Deemed Transfer..............................................................................26
                    ---------------
         7.3        Right of First Offer.........................................................................26
                    --------------------
         7.4        Tag-Along Rights.............................................................................29
                    ----------------
         7.5        Drag-Along Rights............................................................................30
                    -----------------
         7.6        Buy out Rights...............................................................................30
                    --------------

Article VIII DISSOLUTION.........................................................................................32

         8.1        Dissolution Events...........................................................................32
                    ------------------
         8.2        Reconstitution of the Company................................................................32
                    -----------------------------
         8.3        Termination and Winding Up of the Company....................................................32
                    -----------------------------------------

Article IX BOOKS AND RECORDS; BANK ACCOUNTS; TAX PROVISIONS......................................................34

         9.1        Books and Records............................................................................34
                    -----------------
         9.2        Bank Accounts................................................................................35
                    -------------
         9.3        Other Information............................................................................35
                    -----------------
         9.4        Tax Elections................................................................................35
                    -------------
         9.5        Tax Understandings...........................................................................35
                    ------------------
         9.6        Tax Matters Partner..........................................................................35
                    -------------------

Article X MISCELLANEOUS..........................................................................................36

         10.1       Governing Law................................................................................36
                    -------------
         10.2       Binding Effect...............................................................................37
                    --------------
         10.3       Terms........................................................................................37
                    -----
         10.4       Headings.....................................................................................37
                    --------
         10.5       Severability.................................................................................37
                    ------------
         10.6       Multiple Counterparts........................................................................37
                    ---------------------
         10.7       Additional Documents and Acts................................................................38
                    -----------------------------
         10.8       No Third Party Beneficiary...................................................................38
                    --------------------------
         10.9       References to this Agreement.................................................................38
                    ----------------------------
         10.10      Notices......................................................................................38
                    -------
         10.11      Amendments...................................................................................38
                    ----------

         10.12      Title to Company Property....................................................................38
                    -------------------------
         10.13      Reliance on Authority of Person Signing Agreement............................................39
                    -------------------------------------------------
         10.14      Complete Agreement...........................................................................39
                    ------------------
         10.15      Acknowledgement..............................................................................39
                    ---------------

Article XI DISPUTE RESOLUTION....................................................................................39

         11.1       Dispute Defined..............................................................................39
                    ---------------
         11.2       Dispute Resolution Procedures................................................................39
                    -----------------------------
         11.3       Provisional Remedies.........................................................................41
                    --------------------
         11.4       Tolling Statute of Limitations...............................................................41
                    ------------------------------
         11.5       Performance to Continue......................................................................42
                    -----------------------
         11.6       Extension of Deadlines.......................................................................42
                    ----------------------

EXHIBIT A        45

EXHIBIT B        46
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                                       iv

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                PHONE 1 SMART LLC

         This Limited Liability Company Agreement (this "Agreement") of Phone 1 Smart LLC is made and entered into effective as of the 16th day of November, 2001, between Phone 1 Inc., a Florida corporation ("Phone 1") and MTG Interconnection LC, a Florida limited liability company ("MTG").

                                    RECITALS:
                                    ---------

         A. The parties to this Agreement desire to form a limited liability company pursuant to the Delaware Limited Liability Company Act.

         B. The parties desire to define and express all of the terms and conditions of Phone 1 Smart LLC (the "Company"), a Delaware limited liability company, and to set forth their respective rights and obligations to be bound hereby.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------


         The terms used in this Agreement with their initial letters capitalized shall have, unless the context otherwise requires, the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

         1.1 "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

         1.2 "Actions" shall have the meaning set forth in Section 4.5 hereof.

         1.3 "Affiliate" of a Person shall mean a Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question.

         1.4 "Agreement" shall mean this Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         1.5 "Available Cash" of the Company shall mean, as of any date, all cash funds of the Company on hand on such date from any source less the sum of
(i) an amount sufficient for the payment of all expenses and obligations of the Company payable as of such time or anticipated to be payable; and (ii) reserves for the Company as determined by the Managing Director.

         1.6 "Book Value" shall have the meaning set forth in Section 7.6 hereof.

         1.7 "Business Days" shall mean any day other than Saturday, Sunday or any day on which banking institutions are closed in the City of Miami.

         1.8 "Capital Account" shall have the meaning set forth in Section 3.3 hereof.

         1.9 "Capital Contributions" shall mean all contributions to the capital of the Company made by Members pursuant to Article III hereof.

         1.10 "Certificate of Formation" shall have the meaning set forth in
Section 2.1 hereof.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

         1.12 "Company" shall mean Phone 1 Smart LLC, a Delaware limited liability company.

         1.13 "Company Documents" shall have the meaning set forth in Section
5.3 (c) hereof.

         1.14 "Company's Acceptance" shall have the meaning set forth in Section 7.3(b) hereof.

         1.15 "Confidential Information" shall have the meaning set forth in
Section 5.1 (a) hereof.

         1.16 "CPR" shall have the meaning set forth in Section 11.2(b) hereof.

         1.17 "Customer Confidences" shall have the meaning set forth in Section
5.1 (b) hereof.

         1.18 "Developments" shall have the meaning set forth in Section 5.2 (a) hereof.

         1.19 "Dispute" shall have the meaning set forth in Section 11.1 hereof.

         1.20 "First Offer Price" shall have the meaning set forth in Section
7.3 (a) hereof.

         1.21 "Fiscal Year" shall mean the twelve-month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the effective date of this Agreement and ending December 31, 2001, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is commenced and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods).

         1.22 "Indemnified Costs" shall have the meaning set forth in Section
4.5 hereof.

         1.23 "Indemnified Party" shall have the meaning set forth in Section
4.5 hereof. .

         1.24 "Individual Member" shall have the meaning set forth in Section
7.2 hereof

         1.25 "Insolvency Event" shall have the meaning set forth in Section 7.6(b) hereof.

         1.26 "Lien" means any and all liens, claims, pledges, charges, agreements, and encumbrances of any kind whatsoever.

         1.27 "Lien Member" shall have the meaning set fort h in Section 7.6 (a) hereof.

         1.28 "Loans" means those loans by the Members to the Company as described in Section 3.1 or any other loans made to the Company and approved by the Majority.

         1.29 "Majority" shall mean the affirmative vote of Members representing more than 50% of the Percentage Ownership Interest in the Company.

         1.30 "Mediation Request" shall have the meaning set forth in Section 11.2(b) hereof.

         1.31 "Member" means any Person executing this Agreement as of the date hereof, or hereafter admitted to the Company as a Member as provided in this Agreement, and shall have the same meaning as the term "member" under the Act, but does not include any Person who has ceased to be a Member of the Company.

         1.32 "Net Losses" shall mean the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported on the tax return of the Company filed for federal income tax purposes.

         1.33 "Net Profits" shall mean the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year and employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, on the tax return of the Company filed for federal income tax purposes.

         1.34 "No Lien Member" shall have the meaning set forth in Section 7.6
(a) hereof.

         1.35 "Notice" shall have the meaning set forth in Section 7.4 hereof.

         1.36 "Notice of Offer" shall have the meaning set forth in Section 7.3
(a) hereof.

         1.37 "Offered Interest" shall have the meaning set forth in Section 7.3
(a) hereof.

         1.38 "Offered Member" shall have the meaning set forth in Section 7.4 hereof.

         1.39 "Offering Member" shall have the meaning set forth in Section 7.3
(a) hereof.

         1.40 "Offer Price" shall have the meaning set forth in Section 7.3 (a) hereof.

         1.41 "Other Member" shall have the meaning set forth in Section 7.3 (c) hereof and shall include the plural if applicable.

         1.42 "Other Member's Acceptance" shall have the meaning set forth in
Section 7.3 (d) hereof.

         1.43 "Others" shall have the meaning set forth in Section 7.3 (c) hereof.

         1.44 "Other's Acceptance" shall have the meaning set forth in Section
7.3 (d) hereof.

         1.45 "Ownership Interests" in the Company shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

         1.46 "Percentage Offered" shall mean the percentage of the Ownership Interest of the Offered Member that a third party has offered to purchase.

         1.47 "Percentage Ownership Interest" of a Member shall mean the percentage set forth opposite the name of the Member under the column "Percentage Ownership Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof. The aggregate Percentage Ownership Interests shall at all times equal 100%.

         1.48 "Person" shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or any other entity, including a government (domestic or foreign) or any agency or political subdivision thereof.

         1.49 "Proposed Seller" shall have the meaning set forth in Section 7.5 hereof.

         1.50 "Reduced Price" shall have the meaning set forth in Section 7.6(a) hereof.

         1.51 "Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Regulations.

         1.52 "Relief Member" shall have the meaning set forth in Section 7.6(b) hereof.

         1.53 "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereto.

         1.54 "Service" shall mean United States Internal Revenue Service.

         1.55 "Tag-Along Member" shall have the meaning set forth in Section
7.4.

         1.56 "Third Party Transferee" shall have the meaning set forth in
Section 7.3 (e) hereof and shall include the plural if applicable.

         1.57 "Transfer" shall have the meaning set forth in Section 7.1 hereof.

         1.58 "Total Percentage" shall mean the total Percentage Ownership Interest of the Offered Member.

                                   ARTICLE II

                                  ORGANIZATION
                                  ------------


         2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation pursuant to the Act with the Secretary of State of the State of Delaware.

         2.2 Name. The name of the Company is Phone 1 Smart LLC and all Company business must be conducted under that name or such other names that comply with applicable law as the Majority may select from time to time.

         2.3 Purpose and Scope. Subject to the provisions of this Agreement, the purpose of the Company is to provide telecommunications services to business and individual users. The business of the Company may be extended beyond the matters described in the immediately preceding sentence with the approval of the Majority.

         2.4 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be in the office set forth in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Director may designate from time to time in the manner provided by law. The initial principal office of the Company in the United States shall be at 100 North Biscayne Blvd., 25th Floor, Miami, FL 33131 and the Company shall maintain there the records required to be maintained under the Act. The Company may have such other offices, within or outside the States of Delaware and Florida (including a changed principal office) as the Managing Director may designate from time to time.

         2.5 Term. The operations of the Company shall commence on the date the Certificate of Formation is accepted for filing by the Secretary of State of the State of Delaware and shall have a term expiring on December 31, 2051, unless dissolution occurs at an earlier time pursuant to the express provisions of
Article VIII hereof.

         2.6 No State Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be an agent, partner or joint venturer of any other Member, for any purpose other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

         2.7 Initial Members. The initial Members of the Company are the Persons executing this Agreement as of the date hereof as Members, each of which is admitted to the Company as a Member effective contemporaneously with the execution by such Person of this Agreement and shall initially hold the Percentage Ownership Interest in the Company set forth opposite their respective names on Exhibit A. No new members can be admitted to the Company unless approved by a Majority and agree to sign a counterpart to this Agreement as described in Section 3.1 herein.

         2.8 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that (a) the Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions for the due authorization, execution, delivery and performance of this Agreement by it have been duly taken; (b) that the Member has duly executed and delivered this Agreement; (c) that the Member's authorization, execution, delivery and performance of this

Agreement by it do not conflict with any other agreement or arrangement to which it is a party or by which it is bound; (d) this Agreement is duly executed and delivered by each Member and the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. (e) the Member understands that no Federal or state agency has made any finding or determination with respect to the fairness of the Ownership Interests for public or private investment, nor any recommendation or endorsement of the Ownership Interests for investment; (f) the Ownership Interests, as an investment, involve a high degree of risk; (g) there is no market for the Ownership Interests and it may not be possible readily to liquidate such investment in the Ownership Interests at any time; (h) the Ownership Interests have been or are being purchased for its own account entirely, for investment and not with a view to or for resale in connection with any distribution thereof; (i) the Ownership Interests may not be sold without registration under the Securities Act or an exemption therefrom and are subject to the restrictions on transfer contained in this Agreement; (j) the Member is able to bear the economic risk of its investment in the Company, is able to hold the Ownership Interests for an indefinite period of time, and is able to afford a complete loss of its investment in the Company; and (k) it has such knowledge and experience in financial and business matters that it is fully able to evaluate the merits and risks of its investment in the Company and the Ownership Interests.

         2.9 Additional Representations, Warranties and Covenants of MTG. MTG represents, warrants and covenants to the Company and to Phone 1 as follows:

                  (a) Organization. MTG, is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. MTG and its affiliates have all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

                  (b) Title to Assets. MTG has good and marketable title to all of the assets that is contributing to the Company and listed under its Capital Contribution in Exhibit A, free and clear of any all Liens. All of the assets and properties of described in Exhibit A are sufficient for the conduct of the Business of the Company as proposed to be conducted by the Company and are in good operating condition and repair.

                  (c) Litigation. There is no Action pending or threatened against any of MTG or its affiliates, or affecting any of the properties or assets of any of MTG or its affiliates which individually or in the aggregate could have an adverse effect on the Company, MTG or any of their affiliates, nor is there any basis for any such Action.

                  (d) Liabilities. MTG acknowledges that neither the Company nor any other member of the Company nor affiliate of either of them assumes or shall become liable for or successor to any liabilities or obligations whatsoever, liquidated or unliquidated, known or unknown, contingent or otherwise, whether of MTG, any member or affiliate of MTG, any predecessor thereof, or any other Person.

                  (e) Expenses. MTG acknowledges that the business of MTG contributed to the Company under Exhibit A, has and will have, based upon the projected development of the Company described in Exhibit B attached hereto, expenses of the approximate amounts provided in such Exhibit B.

                  (f) Consultant Services. Employees. MTG will provide consultant services to the Company pursuant to which all the employees of MTG shall provide services to the Company, in a full time basis. The expenses relating to this consultant agreement and relating to the salaries, benefits and other labor related payments to the employees of MTG are included within the expenses estimated under subparagraph (e) above.

                  (g) Affiliates of MTG. MTG undertakes to cause all its affiliates, including but not limited to MTG Communication Inc., to assist the Company in execution and provision of its Business at no additional cost to the Company.

                  (h) Technology. MTG warrants to the Company and Phone 1 that any new technology inventions or developments or any enhancements to any existing technology inventions proprietary or developed by MTG will be assigned to the Company, without any cost.

         2.10 Liability to Third Parties. No Member, officer, employee or director of a Member shall be liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment decree or order of a court.

         2.11 No Individual Authority. No Member shall have any authority to act for, or to undertake or assume, any obligations, debt, duty or responsibility on behalf of, the Company or any other Member of the Company. Except as otherwise set forth herein, no Member shall have any right to participate in the management of the business and affairs of the Company.

                                  ARTICLE III

                 CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; LOANS
                 ----------------------------------------------

         3.1 Capital Contributions. Contemporaneously with the execution of this Agreement, each Member has made the Capital Contribution listed opposite its name on Exhibit A hereto. Each Member, in proportion to its Percentage Ownership Interests, shall be required to make Capital Contributions to the Company to meet operating requirements of the Company. If a Capital Contribution to the

Company is required pursuant to the preceding sentence, each Member has 60 days to make its pro rata share, based upon its Percentage Ownership Interest in the Company of such Capital Contribution; provided that if such Member does not make the required Capital Contribution within such 60 day period, its Percentage Ownership Interest shall be proportionally diluted and, in addition, the percentage of preferred Available Cash Flow distribution as referred to in
Section 3.1 shall also be reduced by a like percentage. It is specifically understood that (i) Phone 1 may elect to make its Capital Contributions in the form of loan(s), with interest at the rate of 10% per annum and other terms to be agreed by the Majority and Phone1. It is specifically acknowledged that if both Phone 1 and MTG mutually agree to have a new Member make a Capital Contribution they need to provide to any and all of the existing Members the right to participate in any such Capital Contribution unless otherwise agreed by a Majority. Further, loans which may be convertible into a Percentage Ownership Interest may be made as determined by the Majority and if any of the same are granted or issued or if warrants or options are given to any person or party by the Company, it may do so in the sole discretion of the Majority without granting such rights or interest to the other Members. Any new Member shall, prior to the effective date of such Member interest in the Company, sign a counterpart of this Agreement subject to such modification as a Majority shall determine.

         3.2 No Other Mandatory Capital Contributions. No Member shall be required to make any Capital Contributions to the Company except as provided in
Section 3.1, cure any deficit Capital Account, receive a return of all or any portion of any Capital Contributions except as otherwise provided herein with respect to loans or pursuant to applicable law or to lend any funds to the Company.

         3.3 Capital Accounts. A separate "Capital Account" (herein so called) shall be maintained for each Member for the full term of this Agreement in accordance with the capital accounting rules of Section 1.704-1(b)(2)(iv) of the Regulations. Each Member shall have only one Capital Account, regardless of the number of Ownership Interests in the Company owned by such Member and regardless of the time or manner in which such Ownership Interests were acquired by such Member.

         3.4 No Interest on Capital Contributions. Except as otherwise expressly provided herein with respect to loans in the form of capital contributions, no Member shall receive any interest on its Capital Contributions to the Company or its Capital Account.

         3.5 Return of Capital Contributions. Except as approved by a Majority and as provided in Section 3.7, no Member shall have the right to withdraw any Capital Contributions or to demand and receive property of the Company. Except as may be specifically provided in this Agreement, no Member shall have the right to any distribution in return for its Capital Contribution. No Member shall receive out of Company property any part of its Capital Contribution except as otherwise provided in this Agreement until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay them.

         3.6 Loans. It is not the intention of the Members to make Loans to the Company at the outset of operations, other than the Loans described in Section
3.1 hereof.


         3.7 Return of Loans. The Company shall repay the principal plus accrued interest of all Loans on their maturity dates and, to the extent of Available Cash, shall make prepayments of Loans together with accrued interest thereon prior to making distributions as provided in Section 6.1.

                                   ARTICLE IV

                                   MANAGEMENT
                                   ----------


         4.1 Authority of Managing Member. Except as otherwise provided in this Agreement or in non-waivable provisions of applicable law, the powers of the Company shall be exercised exclusively by or under the exclusive authority of, and the business and affairs of the Company shall be managed under the exclusive direction and control of Phone 1, as Managing Member. If Phone 1 is not a Member or elects to resign as a Managing Member, the Managing Member shall be elected by Persons having a Majority.

         4.2 Delegation of Authority and Duties.

                  (a) The Managing Member may, from time to time, delegate to one or more Persons such authority and duties as the Managing Member may deem advisable. It is the current intention of the Managing Member to delegate most of the day-to-day operating responsibilities to various individuals; however, it is understood that the authority of those individuals is subject to revocation, without advance notice, and they shall report to the Managing Member at such times as determined by it in its sole discretion. In addition, the Managing Member may assign titles and responsibilities of office (including, without limitation, managing director, vice president, secretary, assistant secretary, assistant treasurer or such other title) to any Person.

                  (b) The Managing Member desires to delegate all the technical responsibilities of the Company to the Chief Technology Officer, who shall be initially, Joe Garcia. In the event that Joe Garcia ceases to be the Chief Technology Officer, a new Chief Technology Officer shall be elected by the Managing Member. The Chief Technology Officer shall execute his duties in accordance with the adopted variable budget approved by the Managing Member. The Chief Technology Officer can execute his duties provided there is not a variance (to the negative) of 10% from the adopted variable budget, provided, however, that a variance of more than 10% from the adopted variable budget will be accepted only if a force majeure event caused such variance

                  (c) For all services provided to the Company the Managing Member and such officers shall be entitled to such amounts as determined by the Managing Member in its sole discretion so long as such amounts are reasonable and in compliance with industry standards.

         4.3 Approval or Ratification of Acts or Contracts by Members. The Managing Member in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members, called for the purposes of considering any such act or contract.

         4.4 Meetings; Action by the Members

                  (a) The Members shall meet at least once a year to discuss Company matters and to conduct voting on such matters as require the consent of the Members. Such meetings shall take place on such date, at such time and at such location as the Managing Member may specify in a notice delivered to each Member not earlier than 60, nor later than 10, days prior to the date specified in such notice. In addition, any initial Member or other Member or Members holding an aggregate of at least twenty-five (25) percent of the Percentage Ownership Interests may call a special meeting of all of the Members at any time by giving notice in the manner specified in the preceding sentence. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company.

                  (b) The record date for the purpose of determining the Members entitled to notice of a Member's meeting, for demanding a special meeting, for voting, or for taking any other action shall be the tenth (10th) day prior to the date of the meeting or other action.

                  (c) A Member may appoint a proxy to vote or otherwise act for the Member pursuant to a written appointment form executed by the Member or the Member's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Managing Member. A proxy appointment is valid for eleven (11) months unless otherwise expressly stated in the appointment form.

                  (d) At any meeting of Members, each Member entitled to vote shall have a number of votes equal to the product of his Percentage Ownership Interest (expressed in hundredths) multiplied by one hundred (100) and may cast such votes for any matter as may properly come before the Members for a vote. At any meeting of Members, the presence of Members entitled to cast at least a Majority constitutes a quorum. Any assignee of a Member's Percentage Ownership Interest or economic interest in an Ownership Interest in the Company shall not be entitled to vote or participate on any matters at any meeting unless and until such assignee becomes a substitute Member as provided herein.

                  (e) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all Members.

                  (f) Any or all Members may participate in any annual or special Members' meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present at the meeting.

         4.5 Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, (i) the Managing Member, and (ii) each director, officer, agent, partner, employee, consultant, counsel and Affiliate of the Managing Member, ("Indemnified Party"), as follows:

                  (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, any Indemnified Party from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts ("Indemnified Costs") arising from all claims, demands, actions, suits or proceedings ("Actions"), whether civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or threatened to be involved, as a party or otherwise arising as a result of its status as (i) a Member of the Company, (ii) a current or former Managing Member of the Company, or (iii) a director, officer, agent, partner, employee, consultant, counsel or Affiliate of a Member, the Managing Member or the Company or any of their Affiliates, regardless of whether the Indemnified Party continues in such capacity at the time any such liability or expense is paid or incurred, and regardless of whether any such Action is brought by a third party, a Member, or by or in the right of the Company; provided, however, no such Person shall be indemnified hereunder for any Indemnified Costs which proximately result from such Person's gross negligence or willful misconduct or his, her or its material breach of this Agreement.

                  (b) The Company shall pay or reimburse, to the fullest extent allowed by law and consistent with Article 4.5(a) above, in advance of the final disposition of the proceeding, Indemnified Costs incurred by the Indemnified Party in connection with any Action, provided that the Indemnified Party shall provide to the Company written confirmation that the Indemnified Party will return any amounts so advanced by the Company to the extent that it is subsequently determined by a court of competent jurisdiction that the Indemnified Party was not entitled to receive such amounts advanced.

                  (c) Notwithstanding any other provision of this Article 4.5, the Company shall pay or reimburse Indemnified Costs incurred by an Indemnified Party in connection with such Person's appearance as a witness or other participation in an Action involving or affecting the Company at a time when the Indemnified Party is not a named defendant or respondent in the Action.

                  (d) The Managing Member may cause the Company to purchase and maintain insurance or other arrangements on behalf of the Indemnified Parties against any liability asserted against any Indemnified Party and incurred by any Indemnified Party in that capacity or arising out of the Indemnified Party's status in that capacity, regardless of whether the Company would have the power to indemnify the Indemnified Party against that liability under this Article 4.5 hereof. The indemnification provided by this Article 4.5 shall be in addition to any other rights to which the Indemnified Parties may be entitled under any agreement, vote of the Members, as a matter of law, or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

                  (e) An Indemnified Party shall not be denied indemnification in whole or in part under this Article 4.5 because the Indemnified Party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         4.6 Liability of the Managing Member and the Members.

                  (a) The Managing Member shall not be (i) liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment decree or order of a court; (ii) obligated to cure any deficit Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company.

                  (b) Neither the Managing Member nor any of its directors, shareholders, officers, agents, partners, employees, counsel or Affiliates shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constituted negligence on such Person's part) on behalf of the Company within the scope of the authority conferred on the Managing Member by this Agreement or by law, unless such act or failure to act was performed or omitted willfully or intentionally and in bad faith.

         4.7 Other Activities. Each Member may, directly or indirectly, engage in or have any interest, whether as a shareholder, director, officer, partner, proprietor, joint venturer, consultant or otherwise, in any business similar to that conducted by the Company; it being understood, however, that MTG, its members and affiliated persons shall devote their full business time and attention to the business of the Company.

                                   ARTICLE V

                             BUSINESS OPPORTUNITIES
                             ----------------------


5.1      Confidentiality.

                  (a) The Members, the Directors and the Officers will have access to operating, financial and other information of the Company, its subsidiaries and customers of the Company and its subsidiaries including, without limitation, materials, procedures, business strategies, and prospects and opportunities, techniques, methods and information about, or received by it, from its customers and that divulgence will irreparably harm the Company ("Confidential Information"). The Members, the Directors and the Officers acknowledge that the foregoing provides the Company with a competitive advantage (or that could be used to the disadvantage of the Company by a competitor). The Members, the Directors and the Officers also acknowledge the interest of the Company in maintaining the confidentiality of such information and the Members, the Directors and the Officers shall not, nor any person acting on behalf of the Members, the Directors and the Officers, divulge, disclose or make known in any way or use for the individual benefit of the Members, the Directors and the Officers or others any of such Confidential Information. The foregoing is not applicable to such of the Confidential Information that is established by the Members, the Directors and the Officers to be in the public domain otherwise than as a result of its unauthorized disclosure by the Members, the Directors and the Officers or any other person.

                  (b) The customers of the Company entrust the Company with responsibility for their business in the expectation that the Company will hold all such matters, including in some cases the fact that they are doing business with the Company and the specific transactions in which they are engaged, in the strictest confidence ("Customer Confidences"). The Members, the Directors and the Officers jointly and severally covenant that during the term of this Agreement and after the termination of this Agreement, each of them will hold all Customer Confidences in a fiduciary capacity and will not directly or indirectly disclose or use such information.

         5.2 Assignment of Rights.

                  (a) The Members, the Directors and the Officers each hereby assigns to the Company its entire right, title and interest in any idea, concept, technique, invention and related documentation, other works of authorship, and the like (all hereinafter called "Developments") made, conceived, written, or otherwise created solely by it or jointly with others, whether or not such Developments are patentable, subject to copyright protection or susceptible to any other form of protection which relate to the actual business or research or development of the Company. The Members, the Directors and the Officers, after the earlier of (i) the transfer of their Ownership Interests or (ii) the termination of their employment with the Company, shall return to the Company (and shall not retain any copies or excerpts therefrom) all documents, notes, analyses or compilations, including all copies thereof, and all other property relating to the Company ("Company Documents") including, but not limited to, documents generated by the Members, the Directors and the Officers pursuant to their relation with the Company.

                  (b) The Members, the Directors and the Officers acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Customer Confidences and Confidential Information in the event that, after any termination on the activities of the Directors or Officers, either of them provides or becomes affiliated with a competitor of the Company.

         To the extent that the covenant provided for in this Section may later be deemed by a court to be too broad to be enforced with respect to its duration for any other reason, the court making such determination may reduce the duration or scope of the provision, and add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                                   ARTICLE VI

               ALLOCATIONS; DISTRIBUTIONS; AND OWNERSHIP INTERESTS
               ---------------------------------------------------


         6.1 Distributions. Available Cash. Distributions of Available Cash shall be made promptly upon the receipt of Available Cash by the Company. Each distribution of Available Cash shall be distributed to the Members first in accordance with the provisions of Article 3.7 regarding Return of Loans, second to MTG until it has received the aggregate amount of $2.4 million and then in accordance with the Members' respective Percentage Ownership Interest. Distributions shall be made from time to time as determined by the Majority but not less frequently than semi-annually.

         6.2 Allocation of Net Profits and Net Losses. The Net Profits and Net Losses of the Company shall be determined for each Fiscal Year in accordance with the accounting method used by the Company for federal income tax purposes and shall be allocated to the Members as follows:

                  (a) Net Losses shall be allocated to the Members as follows:

                           (i) First: To all Members to the extent necessary to
reduce their Capital Account balances to zero, proportionately based on the Members' respective Percentage Ownership Interests;

                           (ii) Second: The balance of any Net Losses to all
Members with outstanding Loans to the Company; and

                           (iii) Third: If there are no Loans by any Member to
the Company, the balance of any Net Losses to all Members in accordance with their Percentage Ownership Interests.

                  (b) Net Profits shall be allocated to the Members as follows:

                           (i) First: To MTG until it has received the aggregate
amount of $2.4 million of Net Profits or Available Cash, whichever is earlier;

                           (ii) Second: To the Members to the extent of any Net
Losses previously allocated to such Members that have not been offset by allocations of profits pursuant to this Article 6.2(b)(i), in inverse order of allocation and proportionately, if applicable, based on such previous allocations of Net Losses; and

                           (iii) Third: Among the Members in the order and to
the extent to which cash distributions theretofore have been, or are simultaneously therewith being, made under Article 6.1 (other than as a return of capital or Loan principal or interest), taking into account all prior allocations pursuant to this Article 6.2, and, to the extent such Net Profits exceed such prior and contemporaneous cash distributions in the order and to the extent such cash distributions, would be made if there had been sufficient Available Cash to make a distribution under Article 6.1.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, if upon liquidation of the Company, the balance in a Member's Capital Account does not equal the amount available for distribution to such Member pursuant to Article 6.1 hereof, profits and losses (including allocations of gross income, if necessary) shall be allocated to the Members to the minimum extent necessary to cause the Capital Account of each Member to equal the amount available for distribution to such Member pursuant to Article 6.1 hereof.

         6.3 Allocation of Income and Loss and Distributions in Respect of Percentage Ownership Interests Transferred.

                  (a) Except as provided in Section 6.2, if any Percentage Ownership Interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, each item of income, gain, loss, deduction or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Percentage Ownership Interest in the Company at the close of such day. For the purpose of accounting convenience and simplicity, the Company may treat a Transfer of, or an increase or decrease in, a Percentage Ownership Interest in the Company which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when during such semi-monthly period such Transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first 15 days of any month may be deemed to have been made on the first day of the month and sales and dispositions thereafter may be deemed to have been made on the 16th day of the month).

                  (b) Distributions of Company assets in respect of an Ownership Interest in the Company shall be made only to the Persons who, according to the books and records of the Company, are the holders of record of the Ownership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence.

         6.4 Tax Distributions. Except as may be provided in a written consent signed by all of the Members, the Company shall make cash distributions to its Members in accordance with their Ownership Interest to pay the income taxes on the income that passes through from the Company under the respective provisions of the Code and applicable state law; it being understood, however, that the priority distributions to MTG as provided in Section 6.1 shall be deemed inclusive of the distributions referred to in this Section 6.4. The total amount required to be distributed hereunder shall be an amount equal to the excess, if any, of (i) forty-five percent (45%) of the taxable income of the Company over
(ii) the amount of tax credits, including, without limitation, foreign tax credits, to which the Company is entitled and which may be allocated and passed through to the Members. The Company shall make the distributions required in this Section 6.4 in a timely manner to allow the tax (including, without limitation, estimated tax payments) attributable to the income passed through to any Member to be paid when due (without extension). Nothing in this Section 6.4 shall be deemed to require any Member to make any loan or advance to the Company. Any distribution made under this Section 6.4 shall be an advance against distributions to be made under Section 6.1.

                                  ARTICLE VII

                TRANSFERS OF OWNERSHIP INTERESTS IN THE COMPANY;
                ------------------------------------------------

         7.1 Restrictions on Transfer. MTG shall not sell, assign, pledge, mortgage, encumber, hypothecate or otherwise dispose of or transfer (or suffer any of the foregoing to occur) its Ownership Interest, whether voluntarily or involuntarily or by operation of law or otherwise, or grant or create any participation in such Person's right to receive distributions or returns of capital (any such transaction being hereinafter called a "Transfer"), its Ownership Interest for a period of five (5) years from the date hereof. MTG shall not, even after the 5-year period provided herein, Transfer except in accordance with the further provisions of this Agreement but, in all events, it may not grant a security interest in or a pledge or hypothecate its Ownership Interest.

         7.2 Deemed Transfer. (a) A "Deemed Transfer" of an Ownership Interest shall occur if 20% or more of the outstanding capital stock or equity interest in any Member is transferred to any Person; and (b) MTG shall not make any Deemed Transfer for a period of five (5) years from the date hereof.

         If (i) an individual member of an affiliate of MTG holding 20% or more of MTG's interest in the Company or (ii) individual members of affiliates of MTG holding, in the aggregate, 20% or more of MTG's interest in the Company (collectively or individually (i) and (ii) are defined as the "Individual Member") die, MTG shall offer to sell a pro rata share of MTG's Percentage Ownership Interests that represented the indirect interest of such Individual Member in the Company at Book Value (as defined in Section 7.6).

         7.3 Right of First Offer. After the five-year period described in Sections 7.1 and 7.2 MTG may sell or otherwise Transfer (which for this purpose includes a Deemed Transfer) its Ownership Interest only in compliance with the provisions of this Section 7.3.

                  (a) If MTG desires to sell or otherwise Transfer all or part of its Ownership Interest ("Offering Member") shall first deliver written notice to the Company (the "Notice of Offer"), which Notice of Offer shall specify: (i) the percentage of the Ownership Interest which the Offering Member wish to sell (the "Offered Interest"); (ii) the proposed cash purchase price (the "Offer Price"); and (iii) the name of the prospective purchaser and all other material terms and conditions of the offer. The Notice of Offer shall constitute an irrevocable offer by the Offering Member to sell to the Company the Offered Interest at a price equal to 90% of the Offer Price (the "First Offer Price").

                  (b) Within 15 days following its receipt of the Notice of Offer, the Company shall notify the Offering Member in writing as to the percentage from the Offered Interest, if any, that it is electing to purchase

(such notification is hereinafter referred to as the "Company's Acceptance"). It is understood that the Offering Member cannot vote at a meeting of the Board of Directors of the Company as to whether the Company should purchase the Offered Interest. If the Company does not provide a Company's Acceptance to the Offering Member within such 15-day period, the Company shall be deemed to have declined to purchase any of the Offered Interest. A Company's Acceptance shall be deemed to be an irrevocable commitment to purchase at the First Offer Price from the Offering Member the percentage of Offered Interest which the Company has elected to purchase pursuant to its Company's Acceptance.

                  (c) If the Company declined to purchase the Offered Interest, the Offering Member shall deliver Notice of Offer to Phone 1 (the "Other Member") and thereafter, to each other Member ("Others") of the Company other than MTG. The Notice of Offer shall constitute an irrevocable offer by the Offering Member to sell to the Other Member and the Others (with priority to the Other Member) the Offered Interest at the First Offer Price.

                  (d) Within 10 days following its receipt of the Notice of Offer, the Other Member and the Others shall notify the Offering Member in writing as to the percentage from the Offered Interest, if any, that it is electing to purchase (such notification is hereinafter referred to as the "Other Member's Acceptance" or "Other's Acceptance", as applicable). If the Other Member and the Others do not provide the Other Member's Acceptance or Other's Acceptance to the Offering Member within such 10-day period, the Other Member and the Others shall be deemed to have declined to purchase any of the Offered Interest. An Other Member's Acceptance or Other's Acceptance shall be deemed to be an irrevocable commitment to purchase at the First Offer Price from the Offering Member the percentage of Offered Interest, which the Other Member or the Others have elected to purchase pursuant to their Other Member's Acceptance or Other's Acceptance.

                  (e) If neither the Company, the Other Member or the Others elects to purchase all of the Offered Interests available for purchase under this Article 7.3, the Offering Member (a) shall be under no obligation to sell any of the Offered Interests to the Company, the Other Members or the Others, unless the Offering Member so elects, and (b) may, within a period of 90 days from the date of the Notice of Offer, and subject to the terms and conditions of this Article 7.3, sell any or all of the Offered Interests to one or more third parties (each a "Third Party Transferee") for cash at a price not less than the Offer Price, and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer. Upon any such sale, the Third Party Transferee of such Offered Interests shall execute an agreement in form and substance reasonably satisfactory to the Company pursuant to which such Third Party Transferee agrees that the Offered Interests it is acquiring from the Offering Member are subject to the provisions of this Agreement and that the Third Party Transferee shall be bound by all the terms and conditions of this Agreement and shall assume all of the obligations of the Offering Member under this Agreement. Any Third Party Transferee to whom Offered Interests are transferred pursuant to and in compliance with this
Section 7.3 shall, with respect to such interest upon consummation of such transfer, be deemed a Member. If the Offering Member does not complete the sale of the Offered Interests within such 90-day period, the provisions of this
Article 7.3 shall again apply, and no sale of such Offered Interest by the Offering Member shall be made otherwise than in accordance with the terms of this Agreement.

                  (f) The closing of purchases of Offered Interests by the Company and the Other Members shall take place no later than 45 days after the date of the Notice of Offer, at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At such closing, the Offering Member shall sell, transfer and deliver to the Company or the Other Member its full right, title and interest in and to the Offered Interests so purchased by such purchaser, free and clear of all liens, security interests, adverse claims or restrictions (other than those contained herein) of any kind and nature.

         7.4 Tag-Along Rights. If after the five year period described in Sections 7.1 and 7.2, MTG (the "Offered Member") receives a bona fide written offer from a third party to purchase all (or any part) of its Ownership Interest in the Company, the Offered Member shall give written notice ("Notice") of that offer to Phone 1 (the "Tag-Along Member"), that will have the right to demand by written notice to the Offered Member, made within the 30 days of having received Notice, that the third party offering to purchase all (or any part) of the Offered Member purchase from the Tag-Along Member, on the same terms and conditions (including closing date) as are being given to the Offered Member, the percentage of the Tag-Along Member's Ownership Interest which shall be calculated as follows:

                            Percentage Offered    x 100
                            ------------------
                            Total Percentage

provided, however, that if such sale by the Offered Member is not consummated for any reason, the Tag-Along Member shall not have any rights against the Offered Member or such third party. The tag along provisions shall be applicable, too, in the event of a Transfer pursuant to Section 7.3 herein.

         7.5 Drag-Along Rights. If at any time Phone 1 (the "Proposed Seller") proposes in a single transaction or series of related transactions to Transfer all of its Ownership Interest to a third party, then the Proposed Seller shall have the right to require MTG, upon 15 days' written notice, to sell all of its Ownership Interest to such third party(ies) at the same price per percentage Ownership Interest, and on such other terms and conditions, as such third party(ies) has offered to purchase the Ownership Interest to be sold by the Proposed Seller.

         7.6 Buy out Rights.

                  (a) If a lien is placed on MTG or on any equity member(s) of MTG having an aggregate equity interest in MTG of 30% or more (the "Lien Member), the Lien Member shall, within 10 days of the placement of the lien, give written notice to Phone 1 (the "No Lien Member") and the Company of such Lien. The Company shall have the right to buy out the Ownership Interest of the Lien Member at a price equal to the net book value of the Company exclusive of goodwill and intangibles (the "Book Value") on the date of the closing of the purchase of the Lien Member's Ownership Interest minus 70% (the "Reduced Price"), in five yearly, equal and consecutive payments with interest at the Applicable Federal Rate under the Code for instrument of like duration interest if such Lien is not removed or vacated within thirty (30) days. If the Company, under this Section 7.6 (a) decides to purchase the Lien Member's Ownership Interest, it shall notify the Lien Member in writing. This notice shall be deemed to be an irrevocable commitment to purchase the Lien Member's Ownership Interest at the Reduced Price, in five yearly equal and consecutive payments with interest at the Applicable Federal Rate. The Company, if it does not receive notice from the Lien Member, may exercise the same rights when it learns of the lien.

                  If the Company does not accept to purchase the Lien Member's Ownership Interest within 30 days from the Notice given by the Lien Member (of if no such notice is given, within 30 days from the moment the Company learns of the lien), the No Lien Member shall have the right to purchase the Lien Member's Ownership Interest under the same terms and conditions described in the paragraph above.

                  (b) if a petition by or against MTG (the "Relief Member") in bankruptcy is filed, or if MTG goes bankrupt, asks any relief under any federal or state insolvency laws or gets reorganized (collectively, an "Insolvency Event"), the Relief Member shall, within 10 days of such Insolvency Event, give written notice to the other Members and the Company of such Insolvency Event. The Company shall have the right to purchase the Relief Member's Ownership Interest (such decision shall be taken by all the Members, excluding the Relief Member) at the Reduced Price, in five yearly, equal and consecutive payments with interest at the Applicable Federal Rate. If under this Section 7.6 (b) the Company decides to acquire Relief Member's Ownership Interest, it shall notify such Relief Member in writing. This notice shall be deemed to be an irrevocable commitment by the Company to purchase such Relief Member's Ownership Interest under the terms and conditions described in Section 7.6(b). The Company if it does not receive notice from the Relief Member, may exercise the same rights when they learn of the occurrence of an Insolvency Event.

                  If the Company does not accept to purchase the Relief Member's Ownership Interest within 30 days from the Notice given by the Relief Member (or if no such notice is given, within 30 days from the moment the Company learns of the Insolvency Event), Phone 1 shall have the right to purchase the Lien Member's Ownership Interest under the same terms and conditions described in the paragraph above.

                  (c) The closing of purchases of a Member's Ownership Interest under Section 7.6 hereof, shall take place no later than 45 days after the notices given in the different subparagraphs of this Section 7.6 as applicable.

                                  ARTICLE VIII

                                   DISSOLUTION
                                   -----------


         8.1 Dissolution Events

                  (a) No Member shall have the right to terminate this Agreement or dissolve the Company or withdraw as a Member without the prior written consent of the Majority.

                  (b) The Company will be dissolved upon the first to occur of any of the following:

                           (i) The expiration of the term set forth in Section
2.5;

                           (ii) The sale of all or substantially all of the
assets of the Company or, unless the Company is the surviving entity, a merger, consolidation or reorganization of the Company; or (iii) The agreement of the holders of 65% of the Percentage Ownership Interests to dissolve the Company.

         8.2 Reconstitution of the Company. If the Company is dissolved pursuant to Section 8.1(b)(i) above, then the Company may be reconstituted and its business continued if the holders of a Majority of the remaining Percentage Ownership Interests within 90 days of the date of dissolution, elect in writing to continue the business of the Company.

         8.3 Termination and Winding Up of the Company

                  (a) If the Company is dissolved and not reconstituted pursuant to Section 8.2 above, then an accounting of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs shall be made, and the affairs of the Company shall thereafter be promptly wound up and terminated. The Managing Director may serve as the liquidating trustee or appoint one or more Persons to serve as the liquidating trustee of the Company. The liquidating trustee will be responsible for winding up and terminating the affairs of the Company and will determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper; provided, however, that all decisions of the liquidating trustee will be made in accordance with the fiduciary duty owed by the liquidating trustee to the Company and each of the Members, and any disposition of the properties of the Company will be by auction with prior notice to all Persons who were Members at the time of the dissolution. The liquidating trustee will thereafter liquidate the assets of the Company as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

                           (i) To the payment and discharge of all of the
Company's debts and liabilities to creditors (including Members and the liquidating trustee) in the order of priority as provided by law, except those to Members of the Company on account of their Capital Contributions; and

                           (ii) The balance, if any, to the Members in
accordance with the provisions of Section 6.1 above.

                  (b) After all of the assets of the Company have been distributed, the Company shall terminate; however, if at any time thereafter any funds in any cash reserve referred to in Section 6.3(a) are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Members in the same manner as if such distribution had been made pursuant to clauses (i) and (ii) of Section 6.3(a) above.

                                   ARTICLE IX

                BOOKS AND RECORDS; BANK ACCOUNTS; TAX PROVISIONS
                ------------------------------------------------


         9.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Company at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company's business. Such books and records will be kept on the cash method for federal income tax purposes and adjusted to the accrual method of accounting for financial reporting purposes. At the cost and expense of the Company, upon the request of any Member holding more than 20% of the Ownership Interest of the Company, the Company will furnish to each Member a balance sheet, an income statement, and an annual statement of source and application of funds of the Company (all of which shall be audited) and will make reasonable efforts to cause to be delivered to each Member, as promptly as practicable on or before April 1 of each year, at the cost and expense of the Company, such financial statements for the immediately preceding Fiscal Year. In addition, the Company will make reasonable efforts to prepare and furnish to each Member on or before April 1 of each year all information necessary for Members to prepare required tax returns and will supply, upon request, to any Member, a complete accurate copy of all federal, state, and or local income tax returns filed with government tax authorities. Each Member, at its own expense, will have the right upon reasonable notice to inspect the books and records of the Company during business hours at the principal place of business of the Company.

         9.2 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Company. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized officers of the Company.

         9.3 Other Information. The Managing Director may release such information concerning the operations of the Company to such sources as is customary in the industry or required by law or regulation or by order of any regulatory body or generally accepted accounting practices. For the term of the Company and for a period of four years thereafter, the Managing Director shall cause to be maintained and preserved all books of account and other relevant documents.

         9.4 Tax Elections. All tax elections required or permitted to be made by the Company under the Code shall be made by the Managing Director, prior approval of the Majority, in such manner as in the Managing Director's reasonable judgment shall be most advantageous to the Members. Each of the Members shall upon request supply the information necessary to properly give effect to any such election.

         9.5 Tax Understandings. The Members hereby intend and acknowledge that the Company will be treated as a partnership for federal income tax purposes.


         9.6 Tax Matters Partner. The parties hereto agree to the designation of the Managing Director as the tax matters representative of the Company who shall fulfill the role of a "tax matters partner" pursuant to Section 6231(a) of the Code with full power and authority to act on behalf of the Company and the

Members in such capacity. Successor to the Managing Director as tax matters representative shall be appointed by the Majority. The Managing Director, acting as tax matters representative shall promptly notify and keep all Members informed currently in writing as to the institution an status of any administrative or judicial tax proceedings with respect to the Company.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1 Governing Law.

                  (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (b) The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement shall be litigated exclusively in any federal or state court of competent jurisdiction located in Wilmington, State of Delaware. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself, and in respect of its property with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action.

         10.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

         10.3 Terms. Any reference to the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         10.4 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         10.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.6 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         10.7 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

         10.8 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         10.9 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         10.10 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered in person to the Member or to the Member at the addresses specified in Exhibit A hereto, or to such other address as either party gives notices to the other.

         10.11 Amendments. This Agreement may be amended with the consent of the holders of a Majority.

         10.12 Title to Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

         10.13 Reliance on Authority of Person Signing Agreement. In the event that a Member is not a natural Person, neither the Company nor any Member will
(a) be required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person or (b) be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such entity.

         10.14 Complete Agreement. This Agreement constitutes the complete agreement among the Members with regard to the subject matter hereof and supersedes all prior written and oral statements, discussions, and agreements relating to the subject matter hereof.

         10.15 Acknowledgement. Each of the parties hereto acknowledge that prior to the execution of this Agreement it had full opportunity to consult with its independent attorneys and advisors as it deemed appropriate and it fully understands the nature and scope of its rights and obligations hereunder.

                                   ARTICLE XI

                               DISPUTE RESOLUTION
                               ------------------


         11.1 Dispute Defined. As used in this Agreement, "Dispute" shall mean any dispute or disagreement between or among two or more Members concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any Member under this Agreement or any other matter relating in any way to this Agreement.

         11.2 Dispute Resolution Procedures.

                  (a) If a Dispute arises, the Members shall follow the procedures specified in this Article 11. The Members shall promptly attempt to resolve any Dispute by negotiations between or among themselves in Miami, Florida. A disputing Member may give the other Member or Members written notice of any Dispute not resolved in the normal course of business. The Members shall meet at a mutually acceptable time and place within 15 calendar days after the delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by the Members within 30 calendar days of such notice, or if the Members fail to meet within such 15 calendar days, any Member may initiate mediation as provided in Section 11.2(b) of this Agreement. If a Member intends to be accompanied at a meeting by legal counsel, the other Member or Members shall be given at least three business days' notice of such intention and may also be accompanied by legal counsel.

                  (b) If the Dispute is not resolved by negotiations pursuant to
Section 11.2(a), the Members shall attempt in good faith to resolve any such Dispute by non-binding mediation. Any Member may initiate a non-binding mediation proceeding by a request in writing to the other Member or Members (the "Mediation Request"), and all Members will then be obligated to engage in mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

                           (i) if the Members have not agreed within 30 calendar
days of the Mediation Request on the selection of a mediator willing to serve, CPR, upon the request of any Member, shall appoint a member of the CPR Panels of Neutrals as the mediator; and

                           (ii) efforts to reach a settlement will continue
until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: a written settlement is reached, or the mediator concludes and informs the Members in writing that further efforts would not be useful, or the Members agree in writing that an impasse has been reached, or a period of 60 calendar days has passed since the Mediation Request and none of the events specified in the foregoing clauses (A) (B) or (C) has occurred. Subject to the proviso of Section 11.3, no Member may withdraw before the conclusion of the proceeding.

                  (c) If a Dispute is not resolved by negotiation pursuant to
Section 11.2 within 100 calendar days after initiation of the negotiation process pursuant to Section 11.2(a), such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court in the City of Wilmington, Delaware.

         11.3 Provisional Remedies. At any time during the procedures specified in Sections 11.2(a) and 11.2(b) of this Agreement, a Member may seek a preliminary injunction or other provisional judicial relief if in its or their judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Members will continue to participate in good faith in the procedures specified in Section 11.2; provided, anything in this Article 11 to the contrary notwithstanding, if such a preliminary injunction or such other provisional judicial relief to avoid irreparable damage or to preserve the status quo is sought but not granted or a Member or Members is or are advised by its or their counsel in writing that, in the judgment of such counsel, by entering into or continuing the dispute resolution process described in this Article 11 irreparable damage will be suffered by such counsel's client or the status quo will fail to be preserved to the material detriment of such counsel's client or any other Member, as the case may be, such Dispute may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court specified in Section 10.1.

         11.4 Tolling Statute of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Section 11.2(a) and 11.2(b) of the Agreement are pending. The Members will take such action, if any, as is required to effectuate such tolling.

         11.5 Performance to Continue. Each Member shall continue to perform its or his obligations under this Agreement pending final resolution of any Dispute.

         11.6 Extension of Deadlines. All deadlines specified in this Article 10 may be extended by mutual agreement between or among the Members.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the date set forth opposite its signature, to be effective, however, as of the date the Certificate of Formation is accepted for filing by the Delaware, Secretary of State.
                       SIGNATURE PAGES OF PARTIES ATTACHED

         This signature page is attached to that certain Limited Liability Company Operating Agreement of Phone 1 Smart LLC, dated as of _______________ , 2001.

                                 PHONE 1, INC.


                                 By:
                                      -----------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                      -----------------------------------------


                                 MTG INTERCONNECTION LC


                                 By:
                                      -----------------------------------------

                                 Name:
                                      -----------------------------------------

                                 Title:
                                      -----------------------------------------


                                                                                                             EXHIBIT A



-------------------------------------- ---------------------------------------- --------------------------------------
               Member                           Capital Contribution                Percentage Ownership Interest
-------------------------------------- ---------------------------------------- --------------------------------------
Phone 1 Inc.                                          $100,000                                   51%
100 North Biscayne Blvd.
25th Floor
Miami, FL 33131
-------------------------------------- ---------------------------------------- --------------------------------------
MTG Interconnection LC                  List of Assets attached as Schedule A                    49%
-------------------------------------- ---------------------------------------- --------------------------------------

                                                                      EXHIBIT B